Exhibit 99.1

Vantage Drilling International Reports Third Quarter Results for 2021

HOUSTON, November 9, 2021 (GLOBE NEWSWIRE) -- Vantage Drilling International ("Vantage" or the “Company”) reported a net loss attributable to controlling interest of approximately $21.7 million or $1.66 per diluted share for the three months ended September 30, 2021, based on the weighted average shares outstanding, as compared to a net loss attributable to controlling interest of $169.3 million or $12.91 per diluted share for the three months ended September 30, 2020, which included a non-cash loss on impairment charge of $128.9 million on the carrying amount of the Titanium Explorer.

As of September 30, 2021, Vantage had approximately $120.3 million in cash, including $14.9 million of restricted cash, compared to $154.5 million in cash, including $12.5 million of restricted cash at December 31, 2020. The Company used $44.5 million in cash from operations in 2021 compared to $61.1 million used during the same period of 2020 and used $3.5 million in cash from operations in the third quarter of 2021 compared to $25.6 million used during the second quarter of 2021.

Ihab Toma, CEO, commented: “The underlying fundamentals of our industry continued to improve during the third quarter as reflected in the increased contracting activity and industry-wide utilization. For Vantage, we had all of our five Jackups working throughout the quarter while the Platinum Explorer drillship concluded its previous campaign in August and is expected to start a new two-year contract shortly. We are pleased to report that our collaboration with Aquadrill has resulted in obtaining a drilling contract for their rig, West Capella, which is expected to commence during the first quarter of 2022. This is an important milestone for us and for Aquadrill and proves the viability of Vantage as a management platform marketing and operating rigs on behalf of other owners.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of two ultra-deepwater drillships, and five premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and gas companies. Vantage also markets, operates and provides management services in respect of, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements. Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Public & Investor Relations Contact:

Douglas E. Stewart

Chief Financial Officer and General Counsel

Vantage Drilling International

C/O Vantage Energy Services, Inc.

777 Post Oak Blvd., Suite 800

Houston, Texas 77056

(281) 404-4700

Vantage Drilling International
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Contract drilling services	$42,982	$18,069	$92,362	$95,539
Reimbursables and other	9,869	2,142	16,256	12,903
Total revenue	52,851	20,211	108,618	108,442
Operating costs and expenses
Operating costs	45,369	27,231	106,782	113,890
General and administrative	4,593	3,829	15,055	15,715
Depreciation	14,137	18,230	42,423	54,647
Loss on impairment	—	128,876	—	128,876
Total operating costs and expenses	64,099	178,166	164,260	313,128
Loss from operations	(11,248)	(157,955)	(55,642)	(204,686)
Other (expense) income
Interest income	8	41	118	853
Interest expense and other financing charges	(8,508)	(8,510)	(25,529)	(25,531)
Other, net	(1,108)	(46)	(1,901)	2,321
Total other expense	(9,608)	(8,515)	(27,312)	(22,357)
Loss before income taxes	(20,856)	(166,470)	(82,954)	(227,043)
Income tax provision	881	2,855	3,763	4,752
Net loss	(21,737)	(169,325)	(86,717)	(231,795)
Net (loss) income attributable to noncontrolling interests	(10)	2	(41)	16
Net loss attributable to shareholders	$(21,727)	$(169,327)	$(86,676)	$(231,811)
Loss per share
Basic and Diluted	$(1.66)	$(12.91)	$(6.61)	$(17.68)
Weighted average ordinary shares outstanding,
Basic and Diluted	13,115	13,115	13,115	13,115

Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating costs and expenses
Jackups	$23,772	$11,820	$60,091	$48,962
Deepwater	11,706	11,958	27,769	50,828
Management	3,701	-	4,458	-
Operations support	2,275	2,177	6,804	7,631
Reimbursables	3,915	1,276	7,660	6,469
Total operating costs and expenses	$45,369	$27,231	$106,782	$113,890
Utilization
Jackups	98.7%	40.0%	56.9%	62.2%
Deepwater	28.5%	28.2%	42.4%	45.1%

Vantage Drilling International
Consolidated Balance Sheets
(In thousands, except share and par value information)
(Unaudited)

	September 30, 2021	December 31, 2020

ASSETS
Current assets
Cash and cash equivalents	$105,468	$141,945
Restricted cash	5,731	7,996
Trade receivables, net of allowance for doubtful accounts of $5.0 million, respectively	36,168	24,717
Materials and supplies	51,550	49,861
Prepaid expenses and other current assets	18,009	29,151
Total current assets	216,926	253,670
Property and equipment
Property and equipment	794,037	794,944
Accumulated depreciation	(316,916)	(278,562)
Property and equipment, net	477,121	516,382
Operating lease ROU assets	2,674	3,997
Other assets	22,088	12,126
Total assets	$718,809	$786,175

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$29,776	$25,466
Other current liabilities	38,126	24,734
Total current liabilities	67,902	50,200
Long–term debt, net of discount and financing costs of $3,552 and $4,781, respectively	346,448	345,219
Other long-term liabilities	15,104	15,011
Commitments and contingencies
Shareholders' equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 13,115,026 shares issued and outstanding, respectively	13	13
Additional paid-in capital	633,817	634,181
Accumulated deficit	(346,331)	(259,655)
Controlling interest shareholders' equity	287,499	374,539
Noncontrolling interests	1,856	1,206
Total equity	289,355	375,745
Total liabilities and shareholders' equity	$718,809	$786,175

Vantage Drilling International
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)
	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(86,717)	$(231,795)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	42,423	54,647
Amortization of debt financing costs	1,229	1,229
Share-based compensation expense	366	1,358
Deferred income tax (benefit) expense	357	(36)
Loss (gain) on disposal of assets	(2,710)	52
Gain on settlement of restructuring agreement	—	(2,278)
Loss on impairment	—	128,876
Changes in operating assets and liabilities:
Trade receivables, net	(11,451)	7,394
Materials and Supplies	(2,084)	(1,924)
Prepaid expenses and other current assets	762	483
Other assets	(4,207)	4,250
Accounts payable	4,310	(20,734)
Other current liabilities and other long-term liabilities	13,243	(2,598)
Net cash used in operating activities	(44,479)	(61,076)
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(3,232)	(2,634)
Net proceeds from sale of Titanium Explorer	13,557	—
Net cash provided by (used in) investing activities	10,325	(2,634)
CASH FLOWS FROM FINANCING ACTIVITIES
Contributions from holders of noncontrolling interests	—	—
Debt issuance costs	—	—
Net cash provided by financing activities	—	—
Net decrease in unrestricted and restricted cash and cash equivalents	(34,154)	(63,710)
Unrestricted and restricted cash and cash equivalents—beginning of period	154,487	242,944
Unrestricted and restricted cash and cash equivalents—end of period	$120,333	$179,234